                                                                     Exhibit 4.5

                           [Front Side of Daily Note]

                             The Thaxton Group, Inc.
                              1524 Pageland Highway
                         Lancaster, South Carolina 29721
                       Subordinated Daily Note - Series D2

Date of Issue ____________, 20_____                 No._________________________


         FOR VALUE RECEIVED, The Thaxton Group, Inc. (the "Issuer") hereby promises to pay the principal amount of ___________________________ Dollars ($_________), together with accrued interest, upon any demand by the Holder or redemption by the Issuer as provided herein, to

Name     _________________________

         _________________________          Social Security or
                                            Employer I.D. No.

Address___________________________          _______________

       ___________________________

(the "Holder"), or registered assigns, in the manner provided for on the reverse side hereof.

         This Subordinated Daily Note (the "Daily Note") shall bear interest on the unpaid principal amount at the initial rate of____________________________%. This rate may fluctuate as described on the reverse side hereof. Interest shall accrue daily and be compounded daily.

         ISSUANCE UNDER INDENTURE. This Daily Note is one of a series of a duly authorized issue of securities of the Issuer ((each a "Security") and, together, the "Securities") issued and to be issued in one or more series under an Indenture, dated as of February 17, 1998 (herein called the "Indenture") between the Issuer and The Bank of New York, as Trustee (herein called the "Trustee" which term includes any successor Trustee under the Indenture) to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         Reference is made to the further provisions of this Daily Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         Unless the Certificate of Authentication hereon has been executed by the Trustee referred to herein, either directly or through an Authenticating Agent, by the manual or facsimile signature of an authorized signer, this Daily Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         THIS SECURITY IS NOT A DEPOSIT, SAVINGS ACCOUNT OR AN OBLIGATION OF AN INSURED DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC) OR ANY OTHER GOVERNMENTAL AGENCY.

                           [Front Side of Daily Note]

ATTEST:                                        THE THAXTON GROUP, INC.

By: ________________________________      By:  _________________________________
         Allan F. Ross, Secretary              James D. Thaxton
                                               Chairman of the Board, President
[SEAL]                                          and Chief Executive Officer

Authentication Certificate:

         This Daily Note is one of the series of Securities referred to in the within-mentioned Indenture.

                                               The Bank of New York, as Trustee




                                               _________________________________
                                                   Authorized Agent

                    [Reverse Side of Subordinated Daily Note]

         PAYMENT AND INTEREST ACCRUAL. Payment of the principal amount of this Daily Note, and any accrued interest thereon, either upon demand by the Holder or upon full or partial redemption by the Issuer, shall be made on a Business Day in lawful money of the United States at the principal office of The Thaxton Group, Inc., 1524 Pageland Highway, Lancaster, South Carolina 29720, or at such other place as the Issuer may designate to the Holder in writing (a "Place of Payment"); PROVIDED, HOWEVER, that any such payment may be made, at the option of the Issuer, by check mailed to the registered address of the Holder. Upon payment or tender of payment of the full principal amount and accrued interest thereon, this Daily Note shall be surrendered to the Issuer for cancellation at the Place of Payment. Unless otherwise agreed in writing by the Issuer, interest hereon shall cease to accrue, and the Issuer shall have no further liability with respect thereto, upon payment (or tender of payment in the aforesaid manner) of the full principal amount hereof and accrued interest thereon.

         INTEREST RATE AND INTEREST RATE ADJUSTMENT. The interest rate shall be the initial rate set forth on the front of this Daily Note unless it is adjusted by the Issuer. The Issuer may adjust the interest rate on the series of the Securities. Any adjustment to the interest rate pursuant to the preceding sentence will be made by the Issuer on the last Business Day of a month, shall be effective on the first day of the second month following such adjustment and shall remain in effect until next adjusted by the Issuer. The Issuer shall notify the Holder promptly by first class mail of any adjustment in the interest rate.

         OPTIONAL REDEMPTION BY ISSUER. The Issuer shall have the right at its option to redeem this Daily Note, in whole or in part, without premium, together with accrued interest, on any Business Day; PROVIDED, HOWEVER, that upon a partial redemption, a minimum outstanding principal amount of $50 must be maintained. Each partial redemption payment shall be made as provided in the Indenture on the Outstanding Securities of this series of the Securities called for redemption.

         PARTIAL REDEMPTIONS REQUIRING SURRENDER OF THIS NOTE; INTEREST RATE REDUCTION. If this Term Note is redeemed in part and such redemption results in a principal balance (the "New Principal Amount") that would accrue a lower annual interest rate than would have accrued if this Term Note had been originally issued at the New Principal Amount as one of this series of the Securities, this Term Note shall be surrendered to the Issuer and cancelled and a new Term Note constituting one of this series of the Securities shall be issued to the Holder in a denomination equal to the New Principal Amount. Such new Term Note shall be issued on the terms, including the rate of interest, then applicable to a Term Note of this series of the Securities having a denomination equal to the New Principal Amount.

         DEMAND BY HOLDER. The Holder shall have the right at its option to demand full or partial payment of principal and accrued interest under this Daily Note on any Business Day; PROVIDED, HOWEVER, that upon a demand for partial payment, a minimum outstanding principal amount of $50 must be maintained.

         RECORDATIONS OF ADDITIONS OR PARTIAL REDEMPTIONS. Upon presentation of this Daily Note at a Place of Payment, the Issuer, or the Issuer's agent, will, for the Holder's convenience, record on the register that is a part hereof any adjustments to the original principal amount of this Daily Note, such as additional purchases or partial payments or redemptions.

         ASSIGNMENT. As provided in the Indenture and subject to certain limitations therein set forth, this Daily Note shall not be transferable to any person except by endorsement and delivery by the Holder, or his duly authorized representative at the Place of Payment referred to above, and upon surrender to the Issuer with proper endorsement, a new instrument of like tenor shall be issued in the name of the transferee. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless and until transferred in the manner aforesaid, the Issuer, the Trustee and any agent of either of them may treat the Holder whose name or names appear on the face of this instrument as the absolute owner hereof for all purposes and neither the Issuer, the Trustee nor any Paying Agent shall be affected by notice to the contrary. If this Security is payable to two or more persons, they shall be deemed to be joint tenants with right of survivorship and any and all payments herein shall be made to either, or the survivor of them.

                    [Reverse Side of Subordinated Daily Note]

         SUBORDINATION. THE INDEBTEDNESS EVIDENCED BY THIS DAILY NOTE IS, TO THE EXTENT AND IN THE MANNER PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE) OF THE ISSUER, WHETHER OUTSTANDING AT THE DATE OF THE INDENTURE OR THEREAFTER INCURRED. EACH HOLDER OF THIS DAILY NOTE, BY HIS ACCEPTANCE HEREOF, AGREES TO AND SHALL BE BOUND BY ALL THE PROVISIONS OF THE INDENTURE RELATING TO SUCH SUBORDINATION.

         EVENT OF DEFAULT. If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         WHEN PAYMENT DATE IS NOT A BUSINESS DAY. In any case where any redemption date shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Daily Note) payment of principal and interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the redemption date, provided that no interest shall accrue for the period from and after such redemption date.

         ISSUABLE IN REGISTERED FORM ONLY. This Daily Note is one of a series of Securities issuable only in registered form without coupons.

         DEFINED TERMS. All capitalized terms in this Daily Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                        Initial Purchase/Register Balance

         This Daily Note Register is provided for the convenience of the Holder. Entries may be made only by an authorized agent of the Issuer to reflect additional purchases or redemptions. The Issuer will not be liable for any transaction unless an entry is made hereon by an authorized agent of the Issuer. The Holder will receive statements on a quarterly basis which will include all transactions for the period.


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
     Transaction Date           Received/Paid
                                     By                    Redemptions                        Purchases
--------------------------- ---------------------- ----------------------------- -------------------------------------



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

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